                                    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

GS Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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March 29, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GS Financial Corp. The meeting will be held at our headquarters, located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana on Tuesday, April 24, 2007 at 10:00 a.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors and all of the employees of GS Financial Corp., I thank you for your continued interest and support.

Sincerely,

/s/ Stephen E. Wessel

Stephen E. Wessel
President and Chief Executive Officer

GS FINANCIAL CORP.
3798 Veterans Memorial Boulevard
Metairie, Louisiana 70002
(504) 457-6220
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 24, 2007
_______________

Our Annual Meeting of Stockholders will be held at the headquarters of GS Financial Corp. located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana on Tuesday, April 24, 2007 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect two directors for a three-year term expiring in 2010, and until their successors are elected and qualified;

(2)	To ratify the appointment of LaPorte, Sehrt, Romig & Hand as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

You are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof if you were a stockholder of record as of the close of business on March 7, 2007, the voting record date.

By Order of the Board of Directors

/s/ Lettie R. Moll

Lettie R. Moll
Vice President and Secretary

Metairie, Louisiana
March 29, 2007

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present you are urged to complete sign date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.

PROXY STATEMENT
OF
GS FINANCIAL CORP.

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to holders of common stock of GS Financial Corp., the parent holding company of Guaranty Savings Bank. Proxies are being solicited on behalf of our Board of Directors for use at the Annual Meeting of Stockholders to be held at our headquarters located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana on Tuesday, April 24, 2007 at 10:00 a.m., Central Time, and at any adjournment thereof for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 29, 2007.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of directors and ratification of our independent registered public accounting firm. In addition, management will report on the performance of GS Financial and respond to questions from stockholders.

Who is entitled to vote?

Only our stockholders of record as of the close of business on the record date for the meeting, March 7, 2007, are entitled to vote at the meeting. On the record date, we had 1,266,268 shares of common stock issued and outstanding and no other class of equity securities outstanding. For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted. Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the Annual Meeting.

Can I attend the meeting and vote my shares in person?

Yes. All stockholders are invited to attend the Annual Meeting. Stockholders of record can vote in person at the Annual Meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting.

Can I change my vote after I return my proxy card?

Yes. If you have not voted through your broker or other nominee, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy form.

•
First, you may send a written notice to the Secretary of GS Financial, Ms. Lettie R. Moll, Corporate Secretary, GS Financial Corp., 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002, stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy form. Any earlier proxies will be revoked automatically.

•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors' recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement. In summary, the Board of Directors recommends that you vote FOR the nominees for director described herein and FOR ratification of the appointment of LaPorte, Sehrt, Romig & Hand for fiscal 2007.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy. If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast with a quorum (a majority of the outstanding shares entitled to vote represented in person or by proxy) present. The two persons who receive the greatest number of votes of the holders of common stock represented in person or by proxy at the Annual Meeting will be elected directors. The affirmative vote of a majority of the total votes present in person and by proxy is required for approval of the proposal to ratify the appointment of the independent registered public accounting firm. Abstentions are considered in determining the presence of a quorum, but will not affect the plurality vote required for the election of directors. Under applicable rules, the proposals to elect directors and to ratify the appointment of the independent registered public accounting firm are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions will have the effect of a vote against the proposal to ratify the appointment of the independent registered public accounting firm.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
Election of Directors (Proposal One)

Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits. The directors shall be elected by our stockholders for staggered terms, or until their successors are elected and qualified. At the Annual Meeting, stockholders of GS Financial will be asked to elect one class of directors, consisting of two directors, for a three-year term expiring in 2010, and until their successors are elected and qualified.

No director is related to any other director or executive officer by first cousin or closer, except that Donald C. Scott and Bruce A. Scott are brothers and Bruce A. Scott and Stephen L. Cory are brothers-in-law. Each nominee and each director whose term continues currently serves as a director of GS Financial and Guaranty Savings Bank. The Board of Directors has determined that a majority of its members are independent directors as defined in the Nasdaq listing standards. Our independent directors are Messrs. Wren, Glazer, Bourgeois and Zahn.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

The following tables present information concerning the nominees for director and each director whose term continues, including tenure as a director. Ages are reflected as of March 7, 2007. Terms as directors include service as a director of Guaranty Savings Bank.

Nominees for Director for a Three-Year Term Expiring in 2010

Name	Age	Principal Occupation During the Past Five Years	DirectorSince
Donald C. Scott	55	Mr. Scott served as Chairman of the Board of GS Financial and Guaranty Savings from February 1997 and March 1985, respectively, until April 2005; Mr. Scott retired as President and Chief Executive Officer of both GS Financial and Guaranty Savings in January 2005 and currently serves as a consultant to GS Financial until December 31, 2007.	1982
Hayden W. Wren, III	58	Mr. Wren is the Director of Commercial/Investment Brokerage of Corporate Realty, Inc., New Orleans, Louisiana. Mr. Wren is a Certified Commercial Investment Member (CCIM), a member of the Society of Industrial and Office Realtors (SIOR), and a licensed certified public accountant having membership affiliations with the American Society of Certified Public Accountants and the Louisiana Society of Certified Public Accountants.	2003

The Board of Directors recommends that you vote FOR election of the nominees for Director.
Directors Whose Terms Are Continuing

Directors with a Term Expiring in 2008

Name	Age	Principal Occupation During the Past Five Years	DirectorSince
Bradford A. Glazer	51	Mr. Glazer is President of Glazer Enterprises, Inc., a freight agency primarily representing the Landstar Carrier Group, a full truckload carrier serving 48 states, Mexico, and Canada. Glazer Enterprises, Inc., located in Cincinnati, Ohio, is also a real estate management and development company.	1991
Bruce A. Scott	54	Mr. Scott is an attorney and has served as Executive Vice President of GS Financial since February 1997 and Executive Vice President of Guaranty Savings since 1985. Mr. Scott has served as Vice Chairman of the Board since 1990. Mr. Scott also serves as legal counsel of Guaranty Savings, and performs certain legal services for Guaranty Savings and its borrowers in connection with real estate loan closings and receives fees from the borrowers in connection therewith.	1982

Directors with a Term Expiring in 2009

Name	Age	Principal Occupation During the Past Five Years	DirectorSince
Stephen L. Cory	57	Mr. Cory is an insurance agent and President of Cory, Tucker & Larrowe, Inc. in Metairie, Louisiana.	1995
Edward J. Bourgeois	50
Mr. Bourgeois is a certified public accountant in the State of Louisiana and currently serves as President of Centergy Consulting, LLC, New Orleans, Louisiana, a consulting firm specializing in the banking and financial industry. Mr. Bourgeois was formerly the Executive Vice President/Chief Operating Officer of Crescent Bank and Trust, New Orleans, Louisiana from 2001 to 2004. Prior thereto, Mr. Bourgeois was President of Bourgeois Consulting, a bank consulting agency in New Orleans, Louisiana from 2000 to 2001, and during 2001, was a Senior Vice President of Ebank.com, Atlanta, Georgia. He is a member of the American Institute of Certified Public Accountants and Louisiana Society of Certified Public Accountants and Board member of the National Automotive Finance Association.
			2004
Albert J. Zahn, Jr.	55	Mr. Zahn has served as Chairman of the Board of GS Financial and Guaranty Savings since April 2005. Mr. Zahn is a certified public accountant and President of the firm Al Zahn CPA, a Professional Accounting Corporation in Mandeville, Louisiana.	1992

Executive Officers Who Are Not Directors

Set forth below is information with respect to the principal occupations during the last five years for the three executive officers of GS Financial and Guaranty Savings who do not also serve as directors. Ages are reflected as of March 7, 2007.

Name	Age	Principal Occupation During the Past Five Years
Stephen E. Wessel	44
Mr. Wessel has served as President and Chief Executive Officer of GS Financial and Guaranty Savings since December 2005. Previously he served as Senior Vice President/South Louisiana Business Banking Manager for AmSouth Bank, a regional commercial bank, New Orleans, Louisiana since August 2001. Prior thereto, Mr. Wessel served as Vice President/Regional Business Banking Manager for Whitney National Bank, New Orleans, Louisiana from December 1991 to August 2001.

Lettie R. Moll	53
Ms. Moll has served as Vice President and Corporate Secretary of GS Financial since 1997 and Vice President and Corporate Secretary of Guaranty Savings since March 1987 and March 1982, respectively. Ms. Moll currently serves as Guaranty Savings' Branch Administrator and manages the deposit products.

J. Andrew Bower	42
Mr. Bower has served as Chief Financial Officer and Senior Vice President of GS Financial and Guaranty Savings since January 2006. Prior thereto, Mr. Bower was a self-employed consultant providing internal audit, accounting and loan review services primarily to banks in the greater New Orleans area, including GS Financial and Guaranty Savings since January 2002. Previously, Mr. Bower was employed in the accounting department of Stewart Enterprises, Inc., Metairie, Louisiana, from September 2000 to January 2002, and as an audit manager at Arthur Andersen LLP from December 1992 to September 2000.

Committees and Meetings of the Board of Directors

The Board of Directors has established compensation, audit and nominating and corporate governance committees. During the fiscal year ended December 31, 2006, our Board of Directors held 12 regular meetings and one special meeting. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he served that were held during this period.

Compensation Committee. The members of the Compensation Committee were Messrs. Glazer, Wren and Zahn in fiscal 2006, each of whom as determined by our Board of Directors, is an independent director as defined in the Nasdaq's listing standards. The Compensation Committee reviews the compensation of our executive officers and met two times in 2006. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for fiscal 2006 is set forth under "Report of the Compensation Committee." No member of the Compensation Committee is a current or former officer or employee of GS Financial or Guaranty Savings. Our Compensation Committee does not currently operate in accordance with a written charter, however, we expect to adopt a charter during fiscal 2007 which will be made available on our website at www.gsfinancialcorp.com.

Audit Committee. The primary purpose of the Audit Committee, as set forth in the committee's charter, is to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices. The Audit Committee reviews with management and the independent auditors the systems of internal control, reviews the annual financial statements, including the Annual Report on Form 10-K, and monitors our adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee is comprised of three outside directors each of whom is an independent director as defined in Rule 4200(a)(15) of the Nasdaq's listing standards. The current members of the Audit Committee are Messrs. Bourgeois, Wren and Zahn. The Board of Directors has not identified a member of the audit committee who meets the Securities and Exchange Commission's definition of audit committee financial expert. Messrs. Bourgeois, Wren and Zahn are certified public accountants with significant experience in public accounting. The Board of Directors believes that the audit committee members have sufficient expertise to fulfill their fiduciary duties and may determine at a future date to name one of the current members as GS Financial's audit committee financial expert.

The Audit Committee meets on an as needed basis and met five times in fiscal 2006. The Board of Directors and the Audit Committee adopted an Audit Committee Charter which is available on our website at www.gsfinancialcorp.com.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee of GS Financial for fiscal 2006 were Messrs. Wren and Glazer. The members of the committee are independent directors as defined in the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee met once during fiscal 2006. Nominations for director of GS Financial are reviewed by the Nominating and Corporate Governance Committee and submitted to the full Board of Directors for approval. The Charter of the Nominating and Corporate Governance Committee is available on our website at www.gsfinancialcorp.com.

Director Nominations

The Nominating and Corporate Governance Committee's charter sets forth certain criteria the committee may consider when recommending individuals for nomination including: ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a "financial expert," as that term is defined by the rules of the SEC), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. The Nominating and Corporate Governance Committee will also consider candidates for director suggested by other directors, as well as our management and stockholders. A stockholder who desires to recommend a prospective nominee should notify our Corporate Secretary in writing providing whatever supporting material the stockholder considers appropriate. Procedures for stockholder nominations are discussed under "Stockholder Proposals, Nominations and Communications with the Board of Directors."

Director Compensation

Members of our Board of Directors receive no compensation for attending meetings of GS Financial's Board. Members of the Board of Directors of Guaranty Savings are paid $850 for each regular meeting of the Board regardless of attendance, $850 for each special meeting attended and $250 for each Audit, Compensation, and Nominating and Corporate Governance Committee meeting attended. Beginning in January 2006, the Chairman of the Board received $1,200 per Board meeting. During fiscal 2005, a search committee was established for which members received a total of $2,000.

The table below summarizes the total compensation paid to our non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)		Total(3)
Edward Bourgeois	$16,050	$1,967	$	- -	$18,017
Stephen L Cory.	11,050	10,123		1,941	23,114
Bradford A. Glazer	11,800	10,123		1,941	23,864
Donald Scott	--	59,090		175,871	234,961
Hayden W. Wren III	16,300	4,635		212	21,147
Albert J. Zahn, Jr.	20,600	10,123		1,941	32,664

(1)
Reflects expense recognized in accordance with Statement of Financial Accounting Standards No. 123(R) related to grants of restricted stock awards to directors under the 1997 Recognition and Retention Plan. Such awards are vesting pro rata over ten years commencing on the first anniversary of the grant date. On October 15, 1997, Messrs. Cory, Glazer and Zahn each received an award of 5,894 shares that had a grant date fair value of $101,303, and Mr. Scott, who served as President and Chief Executive Officer at the time, received a grant of 34,385 shares that had a value of $590,992. Messrs. Bourgeois and Wren received grants of 1,776 and 2,355 shares of restricted stock in May 2006 and May 2004, respectively, that had grant date values of $31,400 and $57,938, respectively.

(2)
Consists of dividends and interest thereon paid on shares awarded pursuant to the 1997 Recognition and Retention Plan that vested during 2006. Includes for Mr. Scott, $156,000 paid pursuant to the terms of his Early Retirement and Consulting Agreement and health and dental insurance in the amount of $8,539.

(3)
At December 31, 2006, each non-employee director held the following amount of unvested stock awards under our 1997 Recognition and Retention Plan and outstanding options under our 2005 Stock Option Plan:

Name	Unvested Stock Awards	Option Award
Edward Bourgeois	1,776	--
Stephen L Cory.	589	14,736
Bradford A. Glazer	589	14,736
Donald Scott	3,438	85,962
Hayden W. Wren III	1,884	--
Albert J. Zahn, Jr.	589	14,736

On October 15, 1997, each non-employee director of GS Financial at the time received 14,736 non-qualified stock options with an exercise price of $17.1875, pursuant to the 1997 Stock Option Plan. Such options vested ratably over five years and are completely vested as of the date of this proxy statement. In addition, each non-employee director of GS Financial at the time also received 5,894 shares of restricted common stock on October 15, 1997 which are being earned ratably over ten years, pursuant to GS Financial's 1997 Recognition and Retention Plan and Trust Agreement. In May 2004 and 2006, we granted 2,355 shares and 1,776 shares of restricted common stock to Messrs. Wren and Bourgeois, respectively, pursuant to the Recognition Plan which are being earned ratably over ten years. Dividends paid on the restricted common stock are held in the Recognition Plan Trust and paid to the recipient when the restricted stock is earned. Future grants or awards under the Option Plan or Recognition Plan are at the discretion of our Board or a committee appointed by the Board, consistent with the respective terms of such plans.  We did not make any grants pursuant to the 1997 Stock Option Plan to the non-employee directors during fiscal 2006.

On January 7, 2005, GS Financial and Guaranty Savings entered into an Early Retirement and Consulting Agreement pursuant to which Donald C. Scott retired from his positions as President and Chief Executive Officer of GS Financial and Guaranty Savings effective as of January 7, 2005. Mr. Scott also has agreed to provide certain consulting services for a period of three years. During fiscal 2006, Mr. Donald Scott received $156,000 pursuant to the consulting agreement in addition to certain medical benefits.

Directors Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of stockholders, we expect that our directors will attend, absent a valid reason for not doing so. Five of our seven directors attended the 2006 Annual Meeting of Stockholders held on April 25, 2006.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the GS Financial's 2007 Stockholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in GS Financial's Proxy Statement.

Members of the Compensation Committee

Bradford A. Glazer
Hayden W. Wren, III
Albert J. Zahn, Jr.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed GS Financial's audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accounting firm, their independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in GS Financial's Annual Report on Form 10-K for fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Edward J. Bourgeois, CPA
Hayden W. Wren, III, CPA
Albert J. Zahn, Jr., CPA

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 7, 2007, the voting record date, certain information as to our common stock beneficially owned by (a) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 who or which was known to us to be the beneficial owner of more than 5% of our issued and outstanding common stock, (b) our directors, (c) certain executive officers, and (d) all directors and executive officers as a group.

Name of Beneficial Owner(s)		Common Stock Beneficially Owned as of March 7, 2007(1)
	Amount	Percentage(2)
Guaranty Savings Bank 401(k) Plan 3798 Veterans Memorial Boulevard Metairie, Louisiana 70002		179,591(3)	14.2%

Philip J. Timyan c/o Riggs Partners 4324 Central Avenue Western Springs, Illinois 60558		126,421(4)	9.9

Jeffrey A. Miller, Eric D. Jacobs c/o Miller & Jacobs Capital, LLC., and Acadia Master Fund I, Ltd.		65,899(5)	5.2

Directors:
Edward J. Bourgeois		2,813(6)	*
Stephen L. Cory		23,949(7)	1.9
Bradford A. Glazer		35,988(7)(8)	2.8
Bruce A. Scott		178,755(3)(9)	13.2
Donald C. Scott		139,258(10)	10.3
Hayden W. Wren, III		2,010	*
Albert J. Zahn, Jr.		37,940(7)(11)	3.0

Named Executive Officers:
J. Andrew Bower		896	*
Lettie R. Moll		17,778(12)	1.4
Ralph Weber		23,636(13)	1.9
Stephen E. Wessel		200	*

All directors and executive officers of GS Financial and Guaranty Savings as a group (11 persons)		463,223(3)(14)	31.2%
____________________
* Represents less than 1% of our outstanding common stock.

(1)
Based upon filings made with the Securities and Exchange Commission and information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities and Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares, or (b) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)
Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of March 7, 2007, the voting record date, have been exercised.

(Footnotes continue on following page)
____________________

(3)
Messrs. Stephen E. Wessel and Bruce A. Scott and Ms. Mitzi H. Still act as trustees of the Guaranty Savings Bank 401(k) Plan. As of March 7, 2007, the 179,591 shares held in the 401(k) Plan were allocated to the accounts of participating employees under the employee stock ownership plan provisions of the 401(k) Plan. In general, the allocated shares held in the 401(k) Plan as of March 7, 2007 will be voted by the Trustees in accordance with the instructions of the participants and their beneficiaries. The amount of our common stock beneficially owned by officers who serve as 401(k) Plan Trustees and by all directors and executive officers as a group does not include the shares held by the 401(k) Plan.

(4)
Based on information obtained from an amended Schedule 13G/A filed by Philip J. Timyan with the SEC on February 12, 2007. Total amount of beneficial ownership includes shares beneficially owned by each of Riggs Qualified Partners, LLC., RAM T, L.P. and Mr. Timyan directly. Mr. Timyan reports sole voting and dispositive power with respect to 107,221 shares and shared dispositive power with respect to 19,200 shares.

(5)
The information is based solely on a review of the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007 by Jeffrey A. Miller, Eric D. Jacobs, Miller & Jacobs Capital, L.L.C. and Acadia Master Fund I, Ltd. Messrs. Miller and Jacobs do not directly own any shares of the common stock, but they have shared voting and dispositive power over 65,899 shares of common stock due to their capacity as sole managers and members of Miller & Jacobs Capital, L.L.C., which in turn serves as the investment manager for Acadia Master Fund I, Ltd. The address for Messrs. Miller and Jacobs and Miller & Jacobs Capital, L.L.C. is P.O. Box 26039, Gallows Bay Station, Christiansted, St. Croix, USVI 00824. In the same filing, Acadia Master Fund I, Ltd. indicates that it has shared voting and dispositive power over the 65,899 shares of common stock and that its address is c/o Butterfield Fund Services (Bermuda) Limited Rosebank Center, 11 Bermudiana Road, Hamilton HM 08, Bermuda.

(6) Includes 813 shares of common stock held in Mr. Bourgeois' individual retirement account.

(7)	Includes for each individual 14,736 shares of common stock subject to stock options exercisable within 60 days of March 17, 2007, the voting record date.

(8)	Includes 1,450 shares of common stock owned by Mr. Glazer's wife and 10,000 shares owned by Mr. Glazer's children.

(9)
Includes 2,500 shares of common stock held in trust for the benefit of one of Bruce Scott's children, for which Mr. Scott is the trustee. Mr. Scott disclaims beneficial ownership as to the shares held in such trust. Also includes 10,000 shares owned directly by Mr. Scott's wife, 2,500 shares of common stock owned directly by one of Mr. Scott's children and 12,000 shares held in Mr. Scott's individual retirement account. Also includes 35,849 shares of common stock allocated to Mr. Scott under the employee stock ownership plan provisions of the Guaranty Savings Bank 401(k) Plan, which the Trustees will vote in accordance with Mr. Scott's instructions and 85,962 shares of common stock subject to stock options exercisable within 60 days of the voting record date. Does not include shares held by Mr. Donald C. Scott, Mr. Bruce A. Scott's brother. The business address for Mr. Scott is c/o Guaranty Savings Bank, 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002.

(10)
Includes 1,500 shares of common stock owned by Mr. Donald Scott's wife. Also includes 85,962 shares of common stock subject to stock options exercisable within 60 days of the voting record date and 48,315 shares held in Mr. Donald Scott's individual retirement account. Does not include shares held by Mr. Bruce Scott, Mr. Donald Scott's brother. The business address for Mr. Donald Scott is c/o Guaranty Savings Bank, 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002.

(11)	Includes 5,000 shares of common stock owned by Mr. Zahn's wife.

(12)
Includes 16,778 shares allocated to Ms. Moll under the employee stock ownership plan provisions of the Guaranty Savings Bank 401(k) Plan, which the Trustees will vote in accordance with Ms. Moll's instructions.

(13)
Includes 21,636 shares allocated to Mr. Weber under the employee stock ownership plan provisions of the Guaranty Savings Bank 401(k) Plan, which the Trustees will vote in accordance with Mr. Weber's instructions.

(14)
Includes an aggregate of 216,132 shares of common stock subject to stock options exercisable within 60 days of the voting record date. Also includes 74,263 shares of common stock which are held by the 401(k) Plan on behalf of our executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of GS Financial's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  We know of no person who owns 10% or more of our common stock other than the Guaranty Savings Bank 401(k) Plan which owns 14.2% and Bruce Scott and Donald Scott who own 13.2% and 10.3%, respectively, of our outstanding stock.

Based solely on review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, fiscal 2006, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview. Our executive compensation program is designed to provide incentives to our executive officers to effectively lead and manage our business to achieve our growth strategy. Because the compensation of our executive officers plays an integral role in our success, our compensation programs are designed to attract, retain, and motivate qualified, effective executives and professionals. Decisions regarding executive compensation are determined by our Compensation Committee, and are recommended to the full Board for approval. Mr. Bruce Scott, our only executive officer member of the Board, does not participate in discussions regarding his own compensation. For the year ended December 31, 2006, the members of our Compensation Committee were Messrs. Glazer, Wren and Zahn. In this compensation discussion and analysis, our chief executive officer, our chief financial officer and our three other most highly compensated executive officers during 2006 are referred to collectively as our "named executive officers."

Following the completion of our mutual to stock conversion completed in March 1997, our stockholders approved a stock option plan and a restricted stock plan at a special meeting held in October 1997. The purpose of the plans was to more closely align the interests of our directors and executive officers with our stockholders, reward our directors and executive officers for past service as well as to provide an incentive for future performance. When these plans were approved by our stockholders, we made significant grants of stock options and service-based restricted stock awards to our directors and executive officers. In January 2007, we awarded 5,000 shares of restricted stock to Mr. Wessel, our current President and Chief Executive Officer, who was appointed to such positions in December 2005. All grants of options under our 1997 Stock Option Plan were made with an exercise price equal to the market value of our common stock on the date of grant ($17.1875) and vested over five years at the rate of 20% per year. The stock options have a ten-year life and are expiring on October 15, 2007. All awards under our 1997 Recognition and Retention Plan are vesting over ten years at a rate of 10% per year commencing on the first anniversary of the date of grant.

We offer various fringe benefits to all of our employees, including our executive officers, on a non-discriminatory basis, including group policies for medical, dental, life and disability insurance. In fiscal 2007, the Compensation Committee recommended and our Board approved an annual allowance of $10,000 for our President and Chief Executive Officer's use of an automobile and an annual allowance of $10,000 per year for three years for membership in a country club. The Compensation Committee believes that such additional benefits are appropriate and assist Mr. Wessel in fulfilling his employment obligations and are comparable to benefits provided by other financial institutions in our market area. Generally, no perquisites are provided to the other executive officers of the company, other than items related to business development.

In connection with our mutual to stock conversion, we also implemented an employee stock ownership plan for the benefit of our employees. The employee stock ownership plan purchased 275,080 shares of common stock in the conversion which was funded by a loan from GS Financial. The loan had a term of 10 years and the shares were allocated to the accounts of employees ratably over the ten-year period based on the proportion of each individual's compensation to total compensation of all eligible employees. As of December 31, 2006, the loan was repaid and all the remaining shares in the employee stock ownership plan were allocated to employees. Effective January 1, 2007, we amended and restated our employee stock ownership plan with a 401(k) Plan feature. Participants retained their employee stock ownership plan account balances in the amended and restated plan. Through this 401(k) Plan, we provide all of our employees, including our named executive officers, with tax-qualified retirement benefits.

Objectives of Our Compensation Programs. The primary objectives of our executive compensation policies and programs are to attract, retain and motivate talented and qualified individuals to manage and lead our company, which we believe will promote our corporate growth strategy and enhance long-term stockholder value. We focus on determining appropriate compensation levels that will enable the organization to meet the following objectives:

•	To attract, retain and motivate an experienced, competent executive management team;

•	To reward the executive management team for the enhancement of stockholder value based on our annual earnings performance; and

•	To maintain compensation levels that are competitive with other financial institutions particularly those of executive officers at peer institutions based on asset size and market area.

Elements of Executive Compensation.  During the year ended December 31, 2006, we compensated our named executive officers with a combination of base salary, incentive bonus, equity compensation and participation in benefit plans at levels that we believed were comparable to other financial institutions of similar size within our market area. In addition to base salary and bonuses, the primary benefit plans made available to our named executive officers include our employee stock ownership plan, which is now a part of our recently adopted 401(k) Plan, 1997 stock option plan, 1997 recognition and retention plan and health, dental, life and disability insurance. Our compensation policies have been developed by our board of directors and the Compensation Committee with the assistance of our management. Historically, the Compensation Committee has conducted an analysis of our compensation levels based on its review of various publicly available surveys or reports to assist in setting appropriate levels of compensation for our named executive officers. For fiscal 2006, the Compensation Committee reviewed the Louisiana Bankers Association Salary and Benefits Survey and the America's Community Bankers Compensation and Salary Survey.

Base Salary. The salaries of the named executive officers are reviewed by the Compensation Committee and are established for individual executive officers based on subjective evaluations of individual performance and the individual's skills, experience and background, as well as the financial performance of GS Financial. In December 2005, Stephen E. Wessel was hired as President and Chief Executive Officer of GS Financial and Guaranty Savings at an annual base salary for 2006 of $160,000. Effective January 1, 2007, Mr. Wessel's annual salary was increased to $175,000. Mr. Bower, our Senior Vice President and Chief Financial Officer was hired in January 2006 at an annual base salary of $95,000. The base salaries for fiscal 2006 for Messrs. Scott and Weber were $137,384 and $130,000 and Ms. Moll, $90,227.

Incentive/Bonus Compensation. As part of our short-term incentive program, the Compensation Committee has developed a cash bonus program for employees of Guaranty Savings, including our named executive officers, which is based on the consolidated earnings and income of GS Financial. For fiscal 2006, the Compensation Committee approved a bonus pool for all employees based on GS Financial's attainment of a certain level of pre-tax income, as adjusted for certain non-recurring items. Each employee was assigned a weighting factor which determined the amount of the bonus pool allocated to them. On January 30, 2007, GS Financial paid bonuses to Messrs. Wessel, Bower, Scott and Weber of $28,571, $14,285, $7,142 and $7,142, respectively, and Ms. Moll of $7,142. The Compensation Committee considered the past awards of restricted stock to Mr. Scott and Ms. Moll when setting the weighting factor for their bonus awards.

Equity Compensation. Historically, equity compensation has represented our long-term compensation component. In fiscal 1997, we had granted to our then serving executive officers awards of stock options and restricted stock. Such restricted stock is vesting at a rate of 10% per year over ten years and the final vesting for fiscal 1997 grants is scheduled to occur on October 15, 2007 for Mr. Scott and Ms. Moll. No additional awards of stock options or restricted stocks were granted to any of the named executive officers in 2006. In January 2007, we awarded 5,000 shares of restricted stock to Mr. Wessel which are vesting at 10% per year commencing on January 16, 2008. The Compensation Committee believes that the ten year vesting of restricted stock awards focuses our senior management on long term performance and stock appreciation.

Information regarding the outstanding stock option grants and unvested recognition and retention plan awards is included in the section titled "Management - Outstanding Equity Awards at Fiscal Year End." No stock options were exercised by the named executive officers in fiscal 2006. For information regarding GS Financial's expense related to the portion of each recognition and retention plan award that vested during fiscal 2006, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R), see "Management - Summary Compensation Table."

Employment Agreement. In December 2006, the Board approved the extension of our letter agreement with Mr. Wessel for an additional one year term. The agreement provides for participation in our bonus program, eligibility for participation in our benefit plans and certain payments in the event of a change in control. For additional information regarding the terms of the employment agreement, see "Management - Employment Agreement." We have no other employment agreements with our named executive officers.

Benefit Plans. The Compensation Committee reviews annually the expense and appropriateness of all benefit plans for the named executive officers and all other employees. During fiscal 2006, our benefit plans included an employee stock ownership plan and other benefit plans including medical, dental, life and disability insurance. As of December 31, 2006, all of the shares of GS Financial common stock held in the employee stock ownership plan were allocated to participating employees. Due in part to the reduction of compensation benefits available through the employee stock ownership plan, effective January 1, 2007, the Board amended and restated the employee stock ownership plan to include a 401(k) Plan feature. Beginning in fiscal 2007, eligible employees, including the named executive officers, may make salary contributions to the 401(k) Plan and Guaranty Savings may make matching contributions. Through this amended and restated plan, certain employees will be permitted to diversify their employee stock ownership plan accounts.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by our President and Chief Executive Officer and our Senior Vice President and Chief Financial Officer and our three other executive officers whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2006, the "named executive officers." Bonus payments represent bonuses paid in 2007 pursuant to our 2006 incentive bonus program. Mr. Weber retired as of December 31, 2006.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation(2)	Total
Stephen E. Wessel President and Chief Executive Officer	2006	$160,000	$28,571	--	$120	$188,691
J. Andrew Bower Senior Vice President and Chief Financial Officer	2006	87,815	14,285	--	110	102,210
Bruce A. Scott Executive Vice President	2006	137,384	7,142	59,091	96,808	300,425
Ralph E. Weber Senior Vice President	2006	130,000	7,142	8,594	57,900	203,636
Lettie R. Moll Vice President and Corporate Secretary	2006	90,227	7,142	8,594	42,395	148,358

(1)
Reflects the amount expensed in accordance with Statement of Financial Accounting Standards No. 123(R) during fiscal 2006 for awards of restricted stock that vested during fiscal 2006, with respect to each of the named executive officers. The valuation of the restricted stock awards is based on a grant date fair value of $17.1875.

(2)
Includes the fair market value at December 31, 2006 of the shares of common stock allocated pursuant to the employee stock ownership plan in 2006, representing $85,199, $55,460 and $40,471 for each of Messrs. Scott and Weber and Ms. Moll, respectively, life insurance premiums paid on behalf of Messrs. Wessel, Bower, Scott and Weber and Ms. Moll of $120, $110, $276, $792 and $276, respectively and dividends and interest thereon paid on shares awarded pursuant to the 1997 Recognition and Retention Plan that vested during 2006.

Outstanding Equity Awards at Fiscal Year-End

GS Financial did not grant any awards of restricted stock or stock options during fiscal 2006 to its executive officers named in the summary compensation table. The table below sets forth outstanding equity awards at December 31, 2006 end to our named executive officers.

Name	Option Awards				Stock Awards
					Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
	Number of Securities Underlying Unexercised Options		Exercise Price	Option Expiration Date
	Exercisable	Unexercisable
Stephen E. Wessel	--	--	$ --	--	--(1)	$ --
J. Andrew Bower	--	--	--	--	--	--
Bruce A. Scott	85,962	--	17.1875	10/15/07	3,438	68,072
Ralph E. Weber	--	--	--	--	500	9,900
Lettie R. Moll	--	--	--	--	500	9,900

(1)
Mr. Wessel was granted 5,000 shares of restricted stock pursuant to the 1997 Recognition and Retention Plan on January 16, 2007, that will vest at a rate of 10% per year over ten years commencing on January 16, 2008.

Option Exercises and Stock Vested

The table below sets forth the number of shares acquired and their value on the date of vesting pursuant to our 1997 Recognition and Retention Plan for the year ended December 31, 2006. None of our named executive officers exercised stock options during the fiscal year.

Name	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise	Value Realized On Exercise	Number of Shares Acquired On Vesting(1)	Value Realized On Vesting
Stephen E. Wessel	--	$ --	--	$ --
J. Andrew Bower	--	--	--	--
Bruce A. Scott	--	--	3,438	64,067
Ralph E. Weber	--	--	500	9,318
Lettie R. Moll	--	--	500	9,318

(1)	Represents shares granted pursuant to the 1997 Recognition and Retention Plan that vested on October 15, 2006.

Employment Agreement

In connection with Mr. Wessel's employment in December 2005, Guaranty Savings Bank entered into a letter agreement. During fiscal 2006, the agreement was extended for an additional year through December 31, 2008. The letter agreement with Mr. Wessel provides the terms for Mr. Wessel's employment as President and Chief Executive Officer, including participation in Guaranty Savings Bank's bonus program. If a change in control occurs within the first two years' of Mr. Wessel's employment and his employment is terminated other than for cause, Mr. Wessel will be entitled to receive a lump sum payment equal to one year's base salary and certain other benefits.

Potential Payments Upon Termination of Employment or Change in Control

Neither GS Financial nor Guaranty Savings Bank currently has any employment, change in control or severance agreement with any of its named executive officers, nor any severance plan or policy covering such executive officers, except for the letter agreement described above with Mr. Wessel. As a result, if the employment of Messrs. Bowers or Scott or Ms. Moll had been terminated as of December 29, 2006, either before or after a change in control, none of such executive officers would have been entitled to receive any cash severance. Mr. Weber retired as of December 31, 2006, and the payments he received are described below.

The following summarizes the cash severance that Mr. Wessel would have been entitled to receive if his employment had been terminated as of December 29, 2006 following a change in control, and the benefits that each of the named executive officers would have been entitled to receive if their employment had been terminated as of December 29, 2006 due to the reasons set forth below.

Cash Severance. If a change in control had occurred and Mr. Wessel's employment had been terminated as of December 29, 2006 for other than cause, he would have been entitled to receive a lump sum cash payment equal to $160,000, which equals one times his base salary. Cash severance is not payable under his letter agreement unless his employment is terminated without cause in connection with or following a change in control.

Outstanding Stock Options. At December 29, 2006, the only named executive officer who held outstanding stock options was Mr. Scott, who held 85,962 vested stock options. These vested stock options had a value of approximately $224,576 based on the closing price of our common stock of $19.80 per share on December 29, 2006. The expiration date of all of the outstanding stock options held by Mr. Scott at year end is October 15, 2007.

Outstanding Restricted Stock Awards. As of December 29, 2006, Mr. Scott, Mr. Weber and Ms. Moll held unvested restricted stock awards with a value of $68,092, $9,900 and $9,900, respectively, based on the closing price of our common stock of $19.80 per share on such date. If the employment of such executives had been terminated as of December 29, 2006 due to death or disability, or if a change in control had occurred as of such date, the restricted stock awards would have become fully vested, and the executives would have recognized as income the value of the restricted shares. Messrs. Wessel and Bowers did not hold any outstanding restricted stock awards as of December 29, 2006, although as noted above Mr. Wessel was granted 5,000 shares of restricted stock on January 16, 2007.

Life Insurance Benefits. If Messrs. Wessel, Bower, Scott or Weber or Ms. Moll had died as of December 29, 2006, the beneficiaries or estate of each of them would have been entitled to receive life insurance proceeds of $150,000.

Disability Benefits. If Messrs. Wessel, Bower, Scott or Weber or Ms. Moll had terminated their employment as of December 29, 2006 due to disability, they would have been entitled to receive monthly disability benefits of approximately $5,000, $4,400, $5,000, $5,000 and $4,500, respectively, for as long as they remained disabled, up to age 65, minus any Social Security or other disability benefits to which they would be entitled. The monthly disability benefits equal the lesser of 60% of the executive's monthly base salary or $5,000.

Vacation and Sick Leave. Employees of Guaranty Savings Bank are credited with vacation and sick leave each calendar year based on position and tenure. During 2006, each named executive was entitled to three weeks of paid vacation, 10 days of sick leave and two personal days. Executives are not paid for accrued but unused sick leave or personal days if their employment is terminated. In addition, vacation leave is not able to be carried forward from one year to the next. However, executives are paid for any accrued but unused vacation leave upon termination of employment. Messrs. Wessel, Bower, Scott and Weber and Ms. Moll had no accrued but unused vacation leave at December 31, 2006.

Vested Tax-Qualified Retirement Benefits. If the employment of Messrs. Wessel, Bower or Scott or Ms. Moll had been terminated as of December 29, 2006, they would have been entitled to receive their vested benefits under the employee stock ownership plan provisions of our 401(k) Plan in accordance with the terms of such tax-qualified plan. See Note K of the Notes to Consolidated Financial Statements. Mr. Weber is entitled to receive 21,636 shares allocated to his account under the employee stock ownership plan provisions of the 401(k) Plan in connection with his retirement.

If a named executive officer terminates his or her employment voluntarily, or if such employment is terminated by us with or without cause other than following a change in control, the only payments or benefits that the executive officer will receive are the accrued but unused vacation leave, vested benefits under the employee stock ownership plan provisions of the 401(k) Plan and, for Mr. Scott, the value of his unvested stock options. The only additional payments in the event of a change in control is the cash severance to Mr. Wessel if his employment is terminated for other than cause, and the accelerated vesting of the outstanding restricted stock awards.

Transactions With Certain Related Persons

Our policies provide that all loans made by Guaranty Savings to our directors, officers and employees are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans made to our directors and executive officers met such criteria.

Compensation Committee Interlocks and Insider Participation

Determinations regarding compensation of our Chief Executive Officer and other executive officers are made by the Compensation Committee of the Board of Directors. Messrs. Bourgeois, Glazer, Wren and Zahn are the current members of the Compensation Committee.

No person who served as a member of the Compensation Committee during 2006 was a current or former officer or employee of GS Financial or Guaranty Savings or engaged in certain transactions with GS Financial or Guaranty Savings required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 2006, which generally means that no executive officer of GS Financial served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our Compensation Committee.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Two)

Our Audit Committee has appointed LaPorte, Sehrt, Romig & Hand, independent registered public accounting firm, to perform the audit of GS Financial's financial statements for the year ending December 31, 2007, and further directed that their selection be submitted for ratification by the stockholders at the Annual Meeting.

We have been advised by LaPorte, Sehrt, Romig & Hand that neither that firm nor any of its associates has any relationship with GS Financial or Guaranty Savings other than the usual relationship that exists between independent registered public accounting firms and their clients. LaPorte, Sehrt, Romig & Hand will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

In determining whether to appoint LaPorte, Sehrt, Romig & Hand as our independent registered public accounting firm, the Audit Committee considered whether the provision of services, other than auditing services, by LaPorte, Sehrt, Romig & Hand is compatible with maintaining their independence. In addition to performing auditing services, LaPorte, Sehrt, Romig & Hand performed tax-related services, including the completion of GS Financial's corporate tax returns, in 2005 and 2006. The Audit Committee believes that LaPorte, Sehrt, Romig & Hand's performance of these other services is compatible with maintaining their independence.

The Board of Directors recommends that you vote FOR the ratification of the appointment of LaPorte, Sehrt, Romig & Hand as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Audit Fees

The following table sets forth the aggregate fees paid by us to LaPorte, Sehrt, Romig & Hand for professional services rendered in connection with the audit of GS Financial's consolidated financial statements for 2006 and 2005, as well as the fees paid by us to LaPorte, Sehrt, Romig & Hand for audit-related services, tax services and all other services rendered to us during 2006 and 2005.

	Year Ended December 31,
	2006	2005
Audit Fees (1)	$47,500	$42,900
Audit-related fees	--	210
Tax fees (2)	7,500	6,500
All other fees	--	--
Total	$55,000	$49,610
____________________

(1) Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2) Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to GS Financial. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee's charter. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The chair of the Audit Committee has been delegated the authority to approve audit-related and non-audit related services in lieu of the full Audit Committee, and presents all such previously-approved engagements to the full Audit Committee.

Each new engagement of LaPorte, Sehrt, Romig & Hand was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC's rules.

STOCKHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholder Proposals. Any proposal which a stockholder wishes to have included in the proxy materials of GS Financial relating to the next annual meeting of stockholders, which is scheduled to be held in April, 2008, must be received at our principal executive offices located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002, Attention: Lettie R. Moll, Corporate Secretary, no later than November 29, 2007. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.
Stockholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article 9.D. of our Articles of Incorporation, which provides that the stockholder must give timely notice thereof in writing to the Corporate Secretary. To be timely with respect to the annual meeting of stockholders scheduled to be held in April 2008, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices no later than February 24, 2008. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the number of shares of common stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

Stockholder Nominations. Our Articles of Incorporation govern nominations of candidates for election as director at any annual meeting of stockholders and provide that such nominations, other than those made by the Board of Directors, may be made by any stockholder entitled to vote at such annual meeting provided such nomination is made in accordance with the procedures set forth in Article 6.F. Nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Corporate Secretary. To be timely with respect to the annual meeting of stockholders scheduled to be held in April 2008, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not later than 60 days prior to the anniversary date of this annual meeting of stockholders or February 24, 2008. Such stockholder's notice must comply with the requirements of Article 6.F. We did not receive any stockholder nominations with respect to this annual meeting.

Other Stockholder Communications. Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of GS Financial Corp., c/o Lettie R. Moll, Corporate Secretary, at 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002.

ANNUAL REPORTS

A copy of our Annual Report to Stockholders for the year ended December 31, 2006 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, we will furnish to any stockholder without charge a copy of our Annual Report on Form 10-K (without exhibits) for fiscal 2006 required to be filed with the Securities and Exchange Commission. In addition, upon written request, we will furnish copies of the exhibits to the Annual Report on Form 10-K for a fee that covers our reasonable expenses in furnishing such exhibits. Such written requests should be directed to Lettie R. Moll, Corporate Secretary, GS Financial Corp., 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002. The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by GS Financial. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of our common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY
GS FINANCIAL CORP.
PLEASE MARK VOTES
AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GS FINANCIAL CORP. FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2007 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints Bruce A. Scott and Lettie R. Moll or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of Common Stock of GS Financial Corp. (the "Company") held of record by the undersigned on March 7, 2007 at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002, on Tuesday, April 24, 2007, at 10:00 a.m., Central Time, and any adjournment thereof.

1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM (except as marked to the contrary below)

FOR    WITHHOLD

Nominees for three-year term expiring in 2010:

Donald C. Scott and Hayden W. Wren, III

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

________________________________________________

2.	PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of LaPorte, Sehrt, Romig & Hand as the Company's independent registered public accounting firm for the year ending December 31, 2007.

FOR    AGAINST   ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please Check Box if You Plan to Attend the Meeting ➡

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

Please be sure to date this Proxy and sign in the box below.	Date
Stockholder sign above	Co-holder (if any) sign above

------------------------------------------------------------------------------------------------------------------------------
▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲

GS FINANCIAL CORP.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

___________________________________________________

___________________________________________________

__________________________________________________

GUARANTY SAVINGS BANK 401(k) PLAN
VOTING INSTRUCTION BALLOT
GS FINANCIAL CORP.
PLEASE MARK VOTES
AS IN THIS EXAMPLE

The undersigned hereby instructs the Trustees of the Guaranty Savings Bank 401(k) Plan to vote, as designated below, all the shares of Common Stock of GS Financial Corp. (the "Company") allocated to my account pursuant in the 401(k) Plan as of March 7, 2007 at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana, 70002, on Tuesday, April 24, 2007, at 10:00 a.m., Central Time, and any adjournment thereof.

1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM
(except as marked to the contrary below)

FOR   WITHHOLD

Nominees for three-year term expiring in 2010:

Donald C. Scott and Hayden W. Wren, III

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

______________________________________________

2.	PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of LaPorte, Sehrt, Romig & Hand as the Company's independent registered public accounting firm for the year ending December 31, 2007.

FOR   AGAINST   ABSTAIN

3.	In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the Board's nominees for director and FOR Proposal 2. Such votes are hereby solicited by the Board of Directors.

Dated: _______________, 2007

__________________________
Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Directors' nominees for director and for Proposal 2.

[GS FINANCIAL CORP. LETTERHEAD]

March 29, 2007

To: Participants in Guaranty Savings Bank's 401(k) Plan

As described in the attached materials, your voting instructions as a participant in the Guaranty Savings Bank 401(k) Plan are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock allocated to your account in the 401(k) Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, GS Financial Corp's Annual Report to Stockholders and a voting instruction ballot, which will permit you to vote the shares in your account. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the 401(k) Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the Trustees of the 401(k) Plan. The Trustees will tabulate the votes and vote the shares in accordance with your instructions.

We urge each of you to vote, as a means of participating in the governance of the affairs of GS Financial Corp. If your voting instructions for the 401(k) Plan are not received, the shares allocated to your account will generally not be voted, subject to the fiduciary duties of the Trustees. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed voting instruction ballot relates only to those shares which have been allocated to you under the 401(k) Plan. You will receive other voting material for those shares owned by you individually and not under the 401(k) Plan.

Sincerely,

/s/ Stephen E. Wessel

Stephen E. Wessel
President and Chief Executive Officer